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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in Amendment No. 8 to the Registration Statement on Form S-1 of our reports dated October 23, 2000, except for Note 15, as to which the date is March 14, 2001, the fifth paragraph of Note 10, as to which the date is April 2, 2001, and the second paragraph of Note 16, as to which the date is April 18, 2001 relating to the financial statements of Simplex Solutions, Inc. and its subsidiaries, and our report dated October 23, 2000 relating to the financial statements of Altius Solutions, Inc. which appear in such Registration Statement. We also consent to the use of our report dated October 23, 2000 relating to the financial statement schedule of Simplex Solutions, Inc. which appears in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP


San Jose, California
April 30, 2001